UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

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|X|  Soliciting Materials Pursuant to ss.240.14a-12

                                  RYERSON INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[RYERSON GRAPHIC OMITTED]      |
   The Strength In Metal       |
                               |
  For additional information:  |       NEWS RELEASE
                               |
           Terence R. Rogers,  |
    VP Finance and Treasurer   |
                 773.788.3720  |


            RYERSON CONFIRMS RECEIPT OF DIRECTOR NOMINATION PROPOSAL


         CHICAGO, January 2, 2007 - Ryerson Inc. (NYSE: RYI) said today that it has received notice from Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. seeking to nominate seven individuals for election to Ryerson's Board of Directors at its 2007 Annual Meeting of shareholders to replace a majority of the existing Board of Directors of Ryerson Inc.

         The notice also states that the Harbinger funds intend to offer proposals at the 2007 Annual Meeting to repeal any amendments to Ryerson's bylaws adopted by Ryerson's Board of Directors after January 1, 2006 and to amend Ryerson's bylaws to provide that the Board of Directors shall consist of not fewer than six or more than ten directors.

         Ryerson stated that the Harbinger funds communications have been forwarded to its Board of Directors and the Nominating and Governance Committee of the Board of Directors for review.

About Ryerson Inc.
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         Ryerson Inc. is a leading distributor and processor of metals in North
America, with 2005 revenues of $5.8 billion. The company services customers through a network of service centers across the United States and in Canada, Mexico, China and India. On January 1, 2006, the company changed its name from Ryerson Tull, Inc. to Ryerson Inc. and adopted the ticker symbol "RYI" for its common stock listed on the New York Stock Exchange.

Important Information
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         Ryerson Inc. plans to file with the Securities and Exchange Commission
(the "SEC") and mail to its stockholders a Proxy Statement in connection with its 2007 Annual Meeting, and advises its security holders to read the Proxy Statement relating to the 2007 Annual Meeting when it becomes available because it will contain important information. Security holders may obtain a free copy of the Proxy Statement and any other relevant documents (when available) that Ryerson files with the SEC at the SEC's web site at http://www.sec.gov. The Proxy Statement and these other documents may accessed at www.ryerson.com or obtained free from Ryerson by directing a request to Ryerson Inc., ATTN:
Investor Relations, 2621 West 15th Place, Chicago, IL 60608.

Certain Information Regarding Participants
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         Ryerson Inc., its directors and named executive officers may be deemed to be participants in the solicitation of Ryerson's security holders in connection with its 2007 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Ryerson's Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement, dated April 3, 2006, each of which is filed with the SEC. To the extent holdings of Ryerson equity securities have changed since the amounts reflected in the proxy statement, dated April 3, 2006, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

         This press release contains statements that are not historical facts and are forward-looking statements. The forward-looking statements (generally identified by words or phrases indicating a projection or future expectations, such as "anticipates", "is planning to", "estimates", "expects", or "believes") are based on the company's current expectations, estimates, assumptions, forecasts, and projections about the general economy, industry, and company performance. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that could result in actual outcomes or results being materially different from those expressed or forecast. Representative factors that may affect the company's performance include the general economy and business conditions relating to metals-consuming industries; sales volumes; pricing pressures; cost of purchased materials; management's ability to integrate and achieve projected cost savings with the acquisition of Integris; ability to maintain or increase market share and gross profits; inventory management; the company's ability to meet its payment obligations under its outstanding notes and other debt; potential dilutive effect of the company's convertible notes on its earnings; required pension funding and other obligations; market competition; industry and customer consolidation; and customer and supplier insolvencies.